ST. JUDE MEDICAL, INC. AND SUBSIDIARIES

                   EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT

St. Jude Medical, Inc. Wholly Owned Subsidiaries:

Pacesetter, Inc. (Delaware)
St. Jude Medical S.C., Inc. (Delaware)
St. Jude Medical Europe, Inc. - (Delaware)
SJM Europe, Inc. - (Delaware)
St. Jude Medical Sales Corporation (Barbados)
St. Jude Medical Puerto Rico, Inc. (Delaware)
St. Jude Medical Canada, Inc. (Canada)
151703 Canada Inc. (Canada)
SJM Acquisition Corp (Minnesota)
St. Jude Medical, Inc., Cardiac Assist Division (Delaware)
St. Jude Medical (Hong Kong) Ltd. (Hong Kong)
Glory Telectronics Ltd. (Hong Kong)
Medical Telectronics Ltd. (New Zealand)
Telectronics N.V. (Netherlands Antilles)
St. Jude Medical Brasil, Ltda. (Brazil)
         - Newcor Industrial S.A. (Brazil)
         - Telectronics Medica Ltda (Brazil)
              (wholly owned by above-named corporation)
Daig Corporation (Minnesota)
         - Flite Time, Inc. (Minnesota)
              (wholly owned by above-named corporation)
St. Jude Medical Pty. Ltd. (Australia)


SJM Europe Inc.'s Wholly Owned Subsidiaries:

Pacesetter Netherlands Distribution AB (Sweden)
Pacesetter AB (Sweden)
St. Jude Medical Sweden AB (Sweden)
St. Jude Medical Pacesetter Sales AB (Sweden)
St. Jude Medical Italia S.p.A (Italy)
St. Jude Medical Espagna S.A. (Spain)
St. Jude Medical Danmark A/s (Denmark)
         - Telectronics Scandinavia A/s (Denmark)
              (wholly-owned by above-named corporation)
St. Jude Medical Finland O/y (Finland)
St. Jude Medical AG (Switzerland)
St. Jude Medical GmbH (Germany)
St. Jude Medical Medizintechnik Ges.m.b.H. (Austria)
         - Telectronics Gesellschaft MBH (Austria)
              (wholly-owned by above-named corporation)
N.V. St. Jude Medical Belgium, S.A. (Belgium)
         - Portugal branch
St. Jude Medical France S.A. (France)
St. Jude France S.A. (France)
St. Jude Medical UK Limited (United Kingdom)
         - Pacesetter Medical Products Limited (United Kingdom)
              (wholly-owned by above-named corporation)
St. Jude Medical Nederland B.V. (Netherlands)
         - Telectronics B.V. (Netherlands)
              (wholly-owned by above-named corporation)
Telectronics S.A. - Belgium